SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 18, 2007

SCHLUMBERGER N.V. (SCHLUMBERGER LIMITED)

(Exact name of registrant as specified in its charter)

Netherlands Antilles	1-4601	52-0684746
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5599 San Felipe, 17th Floor, Houston, Texas 77056

42, rue Saint-Dominique, Paris, France 75007

Parkstraat 83, The Hague, The Netherlands 2514 JG

(Addresses of principal executive offices and zip or postal codes)

Registrant’s telephone number in the United States, including area code: (713) 513-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 18, 2007, Jean-Marc Perraud, age 59, Executive Vice President and Chief Financial Officer of Schlumberger Limited (“Schlumberger”), indicated that he will retire from this position effective March 1, 2007. Mr. Perraud, who joined Schlumberger in 1974, will remain with Schlumberger as Senior Financial Advisor to the Chairman under a phased retirement plan.

Also on January 18, 2007, Schlumberger’s Board of Directors appointed Simon Ayat, age 52, as Executive Vice President and Chief Financial Officer effective as of March 1, 2007. Mr. Ayat has been with Schlumberger for 24 years, most recently as Vice President Treasurer of Schlumberger since February 2005. From December 2002 to February 2005, Mr. Ayat served as Vice President, Controller and Business Processes of Schlumberger. From April 2001 to December 2002, he served as Vice President Finance of SchlumbergerSema. Beginning March 1, 2007, Mr. Ayat’s annual base salary will be $600,000. In connection with his promotion, Mr. Ayat was granted options to acquire 100,000 shares of Schlumberger common stock at an exercise price of $58.455 per share.

In connection with Mr. Perraud’s retirement, Schlumberger and Mr. Perraud have entered into an employment agreement (the “Agreement”) to be effective as of March 1, 2007. Under the terms of the Agreement, Mr. Perraud will be employed until November 30, 2010, with an initial term (the “Initial Term”) commencing on March 1, 2007 and continuing until November 30, 2007 and a secondary term (the “Secondary Term”) commencing on December 1, 2007 and continuing until November 30, 2010.

Under the Agreement, Mr. Perraud will receive compensation and benefits consisting of (1) a base salary of $50,000 per month during the Initial Term and $37,500 per month during the Secondary Term; (2) continued participation in Schlumberger’s health, welfare and insurance plans on a basis comparable to that of other U.S. employees; (3) continued accrual of benefits under Schlumberger’s qualified pension plans and qualified profit-sharing plans based on an annual salary of $600,000 and on any incentive payments made to him in January 2008; (4) a prorated payment (based on 11 months of service) in Schlumberger’s performance incentive program; and (5) cash in an amount equal to accrued and unused vacation as of February 28, 2007.

During the Initial Term and the Secondary Term, Mr. Perraud will generally continue to vest in stock options previously granted to him under Schlumberger’s stock option plans. If Mr. Perraud is terminated other than for cause or upon his employment with an unauthorized competitor, he will generally have the lesser of five years or the amount of time left on the option term to exercise any previously granted and vested stock options.

The Agreement contains certain provisions that would apply in the event of termination of Mr. Perraud’s employment. The Agreement also contains confidentiality, return of property and noncompetition covenants.

A copy of the Agreement has been included as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

10.1	Agreement, dated January 18, 2007 and effective as of March 1, 2007, between Schlumberger N.V. (Schlumberger Limited) and Jean-Marc Perraud.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHLUMBERGER N.V.
(SCHLUMBERGER LIMITED)

By:	/s/ Howard Guild
Howard Guild
Chief Accounting Officer

Date: January 22, 2007